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                                                                   Exhibit 10.14
                                    AGREEMENT

                                     BETWEEN

                                   F&M BANCORP
                        FARMERS & MECHANICS NATIONAL BANK

                                       AND

                            -------------------------


         AGREEMENT, dated as of the 18th day of August 1998, between F&M Bancorp, a Maryland corporation, Farmers & Mechanics National Bank, a national bank (together or separately hereinafter referred to as the "Employers") and _____________________ (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive is presently an executive officer of the Employers; and

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that the Executive's employment with the Employers is terminated under specified circumstances detailed herein:

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the three consecutive calendar years preceding the Date of Termination which yield the highest such average. If the Executive has worked for less than three consecutive calendar years, the "Average Annual Compensation" shall mean the sum of total compensation received, divided by the number of months worked, and multiplied


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by 12. Alternatively, at the Executive's election, the Executive's compensation for the 12 calendar months prior to the Change-In-Control may be used to constitute "Average Annual Compensation." Compensation shall include base salary and bonuses under the Incentive Compensation Program originally adopted in 1996 and any other employee benefit plans of the Employers. Compensation shall not include fringe benefits such as automobiles or other perquisites, but shall include any pre-tax reduction for contributions to any tax qualified retirement plan, deferred compensation plan, or flexible benefits plan.

         (b) Cause. Cause shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Employers (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board of Directors of F&M Bancorp, which demand specifically identifies the manner in which the Board of Directors of F&M Bancorp believes that the Executive has not substantially performed the Executive's duties or (ii) the engaging by the Executive in conduct which is demonstrably and materially injurious to the Employers or their subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Employers.

         (c) Change-in-Control of the Employers. Change-in-Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred relative to either or both of the Employers:

                  (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employers (not including in the securities beneficially owned by such Person any securities acquired directly from the Employers or their Affiliates) representing 25% or more of the combined voting power of the Employers' then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Employers) whose appointment or election by the Board or nomination for election by the Employers' shareholders was approved or recommended




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                           by a vote of at least two-thirds (2/3) of the
                           directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of the Employers or any direct or indirect subsidiary of the Employers with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Employers outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Employers or any subsidiary of the Employers, at least 60% of the combined voting power of the securities of the Employers or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Employers (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Employers (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Employers or their Affiliates) representing 25% or more of the combined voting power of the Employers' then outstanding securities.

                  (iv) the shareholders of the Employers approve a plan of complete liquidation or dissolution of the Employers or there is consummated an agreement for the sale or disposition by the Employers of all or substantially all of the Employers' assets, other than a sale or disposition by the Employers of all or substantially all of the Employers' assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Employers in substantially the same proportions as their ownership of the Employers immediately prior to such sale;

                  (v) the Employers ceases to own, directly or indirectly, securities of any subsidiary representing 50% or more of the combined voting power of the subsidiary's then outstanding securities; or

                  (vi) there is consummated an agreement for the sale or disposition by the Employers of all or substantially all of a subsidiary's assets, other than a sale or disposition by the Employers of all or substantially all of the subsidiary's assets to an entity, at least 60% of the combined voting power of the voting securities of



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                           which are owned by shareholders of the Employers in
                           substantially the same proportions as their ownership of the subsidiary immediately prior to such sale; provided however, that such a sale or disposition should only be effective for those Executives, if any, employed by the subsidiary whose assets are so sold or otherwise disposed of, and not all participating Executives.

                           "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                           "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                           "Board" shall mean the boards of directors of either or both of the Employers as applicable.

                           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                           "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Employers or any of their subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Employers or any of their Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Employers in substantially the same proportions as their ownership of stock of the Employers.

                  A "Potential Change-in-Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (i) the Employers enter into an agreement, the consummation of which would result in the occurrence of a Change-in-Control;

                  (ii) the Employers or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control;

                  (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Employers representing 15% or more of either the then outstanding shares of common stock of the Employers or the combined voting power of the Employers' then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Employers or their affiliates); or

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                  (iv)     the Board adopts a resolution to the effect that a
                           Potential Change-in-Control has occurred.

         (d) CODE. Code shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean:

                  (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (f) DISABILITY. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                  (i) without the Executive's express written consent, the assignment by the Employers to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change-in-Control of the Employers, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change-in-Control, or any removal of the Executive from or any failure to re-elect or re-appoint the Executive to any of such responsibilities, titles or offices, except in connection with the termination of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason, or assignment by the Employers to the Executive of duties which cannot effectively be performed at the Bank's principal office at Frederick County, Maryland, (ii) without the Executive's express written consent, a reduction by the Employers in the Executive's compensation as in effect on the date of the Change-in-Control of the Employers or as the same may be increased from time to time thereafter, (iii) without the Executive's express written consent, a failure by the Employers to provide the Executive with the same fringe benefits that were provided to the Executive immediately prior to a Change-in-Control of the Employers, or with a package of fringe benefits (including paid vacations) that, though one or more of such benefits may vary from those in effect immediately prior to such Change-in-Control, is substantially comparable in all material respects to such fringe benefits taken as a whole, (iv) any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or (v) the failure by the Employers



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

to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) NOTICE OF TERMINATION. Any purported termination by the Employers for Cause, Disability or Retirement or by the Executive for Good Reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which:

                  (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of Executive's employment for Cause, and (iv) is given in the manner specified in Section 7 hereof.

         2. BENEFITS UPON TERMINATION. If the Executive's employment by the Employers shall be terminated subsequent to a Change-in-Control or Potential Change-In-Control of the Employers (i) by the Employers other than for Cause, Disability, or as a result of the Executive's death, or (ii) by the Executive for Good Reason, then the Employers shall, subject to the provisions of Section 3 hereof, if applicable, pay to the Executive, in a lump sum within five (5) business days following the Date of Termination, a cash amount equal to the sum of 3.0 times the Executive's Average Annual Compensation plus the cash value of the Executive's unused vacation calculated by multiplying the number of unused hours by the Executive's hourly compensation expressed as a fraction the numerator of which is the Executive's Average Annual Compensation and the denominator of which is 2080, plus a pro-rata bonus for the year of termination based on the amount of the prior year's bonus multiplied by the fraction of the year concluded between January 1 and the Date of Termination.

         3.  EXCISE TAX PAYMENT PROVISION

         A. 1. Whether or not the Executive becomes entitled to payments under this Agreement, if any of the payments or benefits received or to be received by the Executive in connection with a Change-in-Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employers, any Person whose actions result in a Change-in-Control or any Person affiliated with the Employers or such Person) (such payments or benefits, excluding the Excise Tax Payment, being hereinafter referred to as the "Total Payments") will be subject to any excise tax imposed under Section 4999 of the Code (the "Excise Tax"), the



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                  Employers shall pay to the Executive an additional amount (the
                  "Excise Tax Payment") equal to the Excise Tax imposed.



                  2. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change-in-Control, the Employers' independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                  3. In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Excise Tax Payment, the Executive shall repay to the Employers, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Excise Tax Payment attributable to such reduction. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Excise Tax Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Excise Tax Payment), the Employers shall make an additional Excise Tax Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Employers shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

         B. The payments provided in Section 3A. shall be made not later than the fifth (5th) day following the Date of Termination; PROVIDED, HOWEVER, that if the amounts of such payments cannot be finally determined on or

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                  before such day, the Employers shall pay to the Executive on such day an estimate of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Employers fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employers to the Executive, payable on the fifth (5th) business day after demand by the Employers (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code.) At the time that payments are made under this Agreement, the Employers shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employers has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).


         4. MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

         5. WITHHOLDING. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         6. ASSIGNABILITY. The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally

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made a party hereto, but may not otherwise assign this Agreement or their rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         7. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Employers: F&M Bancorp
                                    Attn:  Faye E. Cannon, President
                                    P.O. Box 518
                                    Frederick, Maryland 21705

                  To the Executive:
                                   ---------------------
                                   ---------------------
                                   ---------------------

         8. AMENDMENT; WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         9. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

         10. NATURE OF EMPLOYMENT AND OBLIGATIONS.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may, subject to such other arrangements as may exist between the Employers and the Executive, terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

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         (c) The obligations of the Employers under the terms of this Agreement shall be enforceable by the Executive on the basis of the respective Employers' joint and severable liability.

         11. TERM OF AGREEMENT. This Agreement shall terminate three (3) years after the date first above written; provided that on or prior to the first anniversary of the date first above written and each anniversary thereafter, the Boards of Directors of the Employers shall consider (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including Executive's performance as an employee) renewal of the term of this Agreement for an additional one (1) year, and the term of this Agreement shall be so extended unless the Boards of Directors of Employers do not approve such renewal and provide written notice to the Executive, or the Executive gives written notice to the Employers, thirty (30) days prior to the date of any such anniversary, or such party's or parties' election not to extend the term beyond their then scheduled expiration date; and provided further that, notwithstanding the foregoing to the contrary, this Agreement shall be automatically extended for an additional one (1) year upon a Change-in-Control of the Employers.

         12. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Employers and the Executive hereunder shall be suspended or limited, as the case may be, in the event that the FDIC prohibits or limits, by regulation or order, any payment hereunder pursuant to Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)).

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         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                     F&M BANCORP


                                          By:
----------------------                       ------------------------------
                                            Faye E. Cannon, President
                                            and Chief Executive Officer


Attest:                                     FARMERS & MECHANICS
                                            NATIONAL BANK


                                    By:
----------------------                       ------------------------------
                                             Faye E. Cannon, President
                                             and Chief Executive Officer


----------------------              ---------------------------------------
Witness                             Executive



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                                  SCHEDULE I TO

                                   F&M BANCORP

                      CHANGE IN CONROL EMPLOYMENT AGREEMENT


         The following persons participate in the F&M Bancorp Change in Control Employment Agreement.



Gordon M. Cooley
Karen L. Korrell
David L. Spilman
Alice E. Stonebreaker
Patti A. Stuckey